UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (IRS Employer Identification Number)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Compensatory Arrangements of Certain Officers.

(e) At a meeting held on December 13, 2017, the Compensation Committee of the Board of Directors of Redwood Trust, Inc. (the “Company”) considered and approved the following compensation matters for the officers of the Company noted below. Further disclosure regarding these and other compensation matters will be included (i) in the Compensation Discussion and Analysis section of the Company’s 2018 Annual Proxy Statement to be filed with the Securities and Exchange Commission (“SEC”) in advance of the Company’s 2018 Annual Meeting of Stockholders, which meeting is currently scheduled to take place on May 22, 2018 or (ii) in other reports filed with the Securities and Exchange Commission.

2017 Year-End Long-Term Equity Compensation Awards. On December 13, 2017, the Compensation Committee made 2017 year-end long-term equity compensation awards to certain officers of the Company. Two different types of equity awards were granted: Deferred Stock Units (“DSUs”) and Performance Stock Units (“PSUs”). The terms of each of these two types of awards are summarized below.

•	The DSUs granted on December 13, 2017 will vest over four years, with 25% of each award vesting on January 31, 2019, and an additional 6.25% vesting on the last day of each subsequent quarter (beginning with the quarter ending March 31, 2019), with full vesting of the final 6.25% on December 12, 2021. Shares of Company common stock underlying these DSUs will be distributed to the recipients in shares of common stock not later than December 31, 2021, unless distribution is electively deferred by a recipient under the terms of the Company’s Executive Deferred Compensation Plan. The number of DSUs granted to each officer was determined based on a dollar amount for each award divided by the closing price of the Company’s common stock on the New York Stock Exchange (“NYSE”) on the grant date.

•	Each DSU granted on December 13, 2017 had a grant date fair value of $15.19 which was determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made. The terms of the DSUs granted on December 13, 2017 are generally consistent with the terms of the 2016 year-end long-term equity compensation awards made to Named Executive Officers. The terms of these DSUs are set forth in the Form of Deferred Stock Unit Award Agreement (which is included as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed on August 8, 2014) and the 2014 Redwood Trust, Inc. Incentive Award Plan (which is included as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed on August 8, 2014) (the “2014 Incentive Plan”). The terms of the DSUs include, without limitation, provisions relating to dividend equivalent rights, forfeiture, mandatory net settlement for income tax withholding purposes, and change-in-control that are set forth in the above-referenced Form of Deferred Stock Unit Award Agreement and 2014 Incentive Plan, but which are not summarized above.

•	The PSUs granted on December 13, 2017 are performance-based equity awards under which the number of underlying shares of Company common stock that vest and that the recipient becomes entitled to receive at the time of vesting will generally range from 0% to 200% of the target number of PSUs granted, with the target number of PSUs granted being adjusted to reflect the value of any dividends declared on Company common stock during the vesting period (as further described below). Vesting of these PSUs will generally occur at the end of three years (on December 12, 2020) based on total stockholder return (“TSR”) over the three-year vesting period, as follows:

o	If three-year TSR is negative, then 0% of the PSUs will vest;

o	If three-year TSR is 25%, then 100% of the PSUs will vest;

-	If three-year TSR is between 0% and 25%, then between 0% and 100% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages;

o	If three-year TSR is greater than or equal to 125%, then 200% of the PSUs will vest; and

-	If three-year TSR is between 25% and 125%, then between 100% and 200% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages.

Under the terms of the PSUs, three-year TSR is defined as the percentage by which the Per Share Price (defined below) as of December 12, 2020 has increased or decreased, as applicable, relative to the Per Share Price as of December 13, 2017 ($15.95), adjusted to include the impact on such increase or decrease that would be realized if all cash dividends declared or paid on a share of Company common stock during such three-year period were reinvested in Company common stock.

“Per Share Price” shall mean as of any date, the average of the closing prices of a share of Company common stock on the NYSE during the sixty (60) consecutive trading days ending on the trading day prior to such date, adjusted to reflect the reinvestment of any cash dividends paid to all or substantially all holders of the outstanding shares of Common Stock during the calculation period.

Subject to vesting, shares of Company common stock underlying these PSUs will be distributed to the recipients not later than December 31, 2020, unless distribution is electively deferred by a recipient under the terms of the Company’s Executive Deferred Compensation Plan. At the time of vesting, the value of any dividends declared during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Company common stock that a stockholder would have acquired during the three-year vesting period had all dividends during that period been reinvested in Company common stock. Between the vesting of these PSUs and the delivery of the underlying shares of Company common stock, the underlying vested award shares will have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time the Company declares a common stock dividend during that period.

Each PSU granted on December 13, 2017 had a grant date fair value of $11.17, which was determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made. The terms of these PSUs are set forth in the Form of Performance Stock Unit Award Agreement (which is included as Exhibit 10.1 hereto) and the 2014 Incentive Plan. The terms of the PSUs include, without limitation, provisions relating to forfeiture, retirement, mandatory net settlement for income tax withholding purposes, and change-in-control that are set forth in the above-referenced Form of Performance Stock Unit Award Agreement and 2014 Incentive Plan, but which are not summarized above.

In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2017 year-end long-term equity compensation awards granted on December 13, 2017 to the following officers of the Company are set forth in the table below:

	Deferred Stock Units (“DSUs”)		Performance Stock Units (“PSUs”)
	#	Aggregate Grant Date Fair Value(1)(2)	#	Aggregate Grant Date Fair Value(1)(2)
Christopher J. Abate, President	49,374	$750,000	67,144	$750,000

Andrew P. Stone, Executive Vice President and General Counsel	27,978	$425,000	38,049	$425,000

Collin L. Cochrane, Chief Financial Officer	21,395	$325,000	29,096	$325,000

Shoshone (Bo) Stern, Chief Investment Officer	24,687	$375,000	33,572	$375,000

(1)	Determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made.
(2)	Rounded to nearest $100.00 increment.

Mr. Hughes did not receive a 2017 year-end long-term equity award due to his previously announced retirement, effective on May 22, 2018.

2018 Base Salaries.  On December 13, 2017, the Compensation Committee made determinations regarding the 2018 base salaries of certain officers of the Company.  In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2018 base salaries of the following officers of the Company are set forth in the table below, together with the percentage increase from their 2017 base salaries:

		% Change from
	2018 Base Salary	2017 Base Salary(1)
Martin S. Hughes, Chief Executive Officer	$750,000	0%

Christopher J. Abate, President	$600,000	9.1%

Andrew P. Stone, Executive Vice President and General Counsel	$400,000	0%

Collin L. Cochrane, Chief Financial Officer	$350,000	0%

Shoshone (Bo) Stern, Chief Investment Officer	$400,000	6.7%

(1)	Percent change is calculated from the base salary in effect at December 31, 2017.

2018 Target Annual Bonuses.  On December 13, 2017, the Compensation Committee made determinations regarding the 2018 target annual bonuses of certain officers of the Company.  As in past years, target annual bonuses for these officers for 2018 will continue to be weighted 75% on the achievement of overall Company financial performance (which portion of the annual bonus is also referred to as the Company performance bonus) and 25% on the achievement of pre-established individual goals performance (which portion of the annual bonus is also referred to as the individual performance bonus).  In accordance with the requirements of Item 5.02(e) of Form 8-K, the 2018 target annual bonuses of the following officers of the Company are set forth in the table below, together with a comparison to their target annual bonuses for 2017.

	2018 Target Annual Bonus (as a % of 2018 Base Salary)	% Change from 2017 Target Annual Bonus Percentage (%)(1)	2018 Target Annual Bonus ($)
Martin S. Hughes, Chief Executive Officer	175%	0%	$1,312,500

Christopher J. Abate, President	175%	16.7%	$1,050,000

Andrew P. Stone, Executive Vice President and General Counsel	115%	4.6%	$460,000

Collin L. Cochrane, Chief Financial Officer	110%	0%	$385,000

Shoshone (Bo) Stern, Chief Investment Officer	125%	0%	$500,000

(1)	Percent change is calculated from the target annual bonus in effect at December 31, 2017.

Subsequent Compensation Matter Determinations.  At one or more subsequent meetings of the Compensation Committee, additional determinations regarding compensation matters for executive officers and other employees of the Company will be made.  These matters will include, without limitation, determinations regarding 2017 annual Company performance bonuses, 2017 annual individual performance bonuses, and the 2018 Company performance bonus formula.  As required by SEC regulations, determinations relating to these matters will be disclosed on Form 8-K (or Form 10-K) and/or within the Company’s 2018 Annual Proxy Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Form of Performance Stock Unit Award Agreement under 2014 Incentive Plan (2017 Form)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2017	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Andrew P. Stone
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Title
10.1	Form of Performance Stock Unit Award Agreement under 2014 Incentive Plan (2017 Form)